EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Omnibus Incentive Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of CSX Corporation and subsidiaries, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP                                          /s/ KPMG LLP
Ernst & Young LLP                                              KPMG LLP
Richmond, Virginia                                             Norfolk, Virginia
August 7, 2000                                                 August 7, 2000